Exhibit  99.1



                   KeySpan Exceeds Earnings Guidance for 2003
   -- Strong Results from Gas Business and Energy Investments Drive Earnings--



Brooklyn, New York, February 5, 2004 - KeySpan Corporation (NYSE: KSE) announced consolidated earnings from continuing operations, less preferred stock dividends, for the twelve months ended December 31, 2003 of $417.3 million as compared to $391.6 million for the same period last year, an increase of approximately 7%. This resulted in earnings per share of $2.64 in 2003 as compared to $2.77 last year. Current year results reflect the effect of an equity issuance in January 2003, which considerably strengthened the Company's financial position. These year-end results exceeded the upper end of the range of the Company's 2003 earnings guidance of $2.45 to $2.60 per share, with earnings of $2.16 per share coming from core operations and $0.48 per share from exploration and production operations. These results exclude the impact of the sale of non-core assets and a non-cash charge for a change of accounting principle. Including these items, KeySpan had 2003 consolidated earnings of $380.9 million or $2.41 per share.


For the quarter ending December 31, 2003, consolidated earnings from continuing operations, less preferred stock dividends, increased approximately 7% to $156.9 million, as compared to $147.1 million for the same period in 2002. This resulted in earnings per share of $0.98 per share as compared to $1.03 per share for the same period last year, once again reflecting the January equity issuance. These results exclude the impact of the sale of non-core assets and a non-cash charge for a change of accounting principle. Including these items, 2003 fourth quarter consolidated results were $135.4 million or $0.85 per share.

The main drivers of these results were the continued solid performance of the gas distribution segment as well as the contribution from exploration and production operations. The colder weather experienced during the first quarter heating season, as well as the higher gas prices for the E&P business, were key factors in an 11% increase in operating income for the year. This also reflects the absorption of increases in operation and maintenance expenses of approximately $100 million for our core businesses, excluding the impact of pension and other post-retirement benefits, in order to keep 2003 O&M expenses flat with 2002.

"We are very pleased with the solid results achieved in 2003 as we continued to execute our focused strategy and grow our core businesses. In addition, we were able to achieve this growth while implementing aggressive cost management measures and further strengthening our balance sheet and credit position," said Robert B. Catell, Chairman and Chief Executive Officer. "Our gas distribution system performed extremely well during one of the coldest winters in history. In addition, we once again achieved high levels of reliability and availability in our electric operations. In 2004, our marketing campaign should add approximately $55 million in new gross profit margin to our gas business and provide a platform for another year of excellent growth for KeySpan overall. On the electric side, our new Ravenswood generating facility expansion will provide needed capacity to the New York City load pocket and contribute to 2004 earnings."

The impact from the sale of non-core assets include the following: the first quarter gain of $19.0 million or $0.12 per share from the partial sale of The Houston Exploration Company (NYSE: THX); the second quarter charge of $34.1 million or $0.22 per share associated with the Company's partial sale of its ownership interest in KeySpan Canada; and the fourth quarter gain of $16.0 million or $0.10 per share from the sale of the Company's 24.5% interest in Phoenix Natural Gas. These transactions resulted in the realization of cash and debt reduction of approximately $360 million.

The change of accounting principle from the implementation of FASB's Financial Interpretation Number 46 (FIN 46), which required the inclusion of the lease under which we operate the Ravenswood facility as debt on the balance sheet, resulted in a non-cash charge of $37.6 million or $0.23 per share at the end of the fourth quarter of 2003.

Segment Highlights

Major highlights from continuing operations in 2003 and 2002 are reported on an Operating Income basis as follows:

------------------------------------------------------ -------------- -------------- --------------- -----------------
                                                              4th           4th             Year              Year
            Operating Income ($ millions)                   Quarter       Quarter           End               End
            -----------------------------                    2003          2002             2003              2002
------------------------------------------------------ -------------- -------------- --------------- -----------------
Gas Distribution                                               202.8          209.6           574.3             531.1
------------------------------------------------------ -------------- -------------- --------------- -----------------
Electric Services                                               77.6           61.2           269.0             288.8
------------------------------------------------------ ---------------------------------------------------------------
Energy Investments
------------------------------------------------------ -------------- -------------- --------------- -----------------
         Exploration & Production                               40.5           34.6           197.2             110.3
------------------------------------------------------ -------------- -------------- --------------- -----------------
         Other Energy Investments                               14.1           15.9            41.3              32.3
                                                                ----           ----            ----              ----
------------------------------------------------------ -------------- -------------- --------------- -----------------
         Sub-Total Energy Investments                           54.6           50.5           238.6             142.6
------------------------------------------------------ -------------- -------------- --------------- -----------------
Energy Services                                                 (5.4)          13.1           (38.1)            (11.9)
------------------------------------------------------ -------------- -------------- --------------- -----------------
Total Operating Segments                                       329.6          334.4         1,043.7             950.6
------------------------------------------------------ -------------- -------------- --------------- -----------------
Other                                                            9.2          (11.4)           (2.1)             (8.5)
                                                                 ---          ------           -----             -----
------------------------------------------------------ -------------- -------------- --------------- -----------------
Total Operating Income                                         338.8          323.0         1,041.7             942.1
------------------------------------------------------ -------------- -------------- --------------- -----------------

Notes:
- Year-end 2003 Operating Income for the Gas Distribution segment includes the gain of $15.1 million from the sale of real property, compared to $4.7 million in 2002.
-    Reported Operating Income includes Equity Income from Investments.
- Energy Investments Operating Income represents 100% of the Company's gas exploration and production and Canadian subsidiaries' results.


Key Operating Income Drivers by Segment

o The operating income of $574 million from our Gas Distribution segment which serves New York City, Long Island and New England, exceeded 2002 results by approximately $43 million or 8%. These results benefited from winter weather which was approximately 15% colder than last year. In addition, there was strong performance from customer additions, with more than 57,000 gas installations adding approximately $55 million in new gross profit margin. New load growth and higher customer consumption from the colder weather resulted in an increase in net revenues of approximately $115 million or 7%. These revenues were offset somewhat by higher operating expenses of approximately $86 million, primarily attributable to higher pension and OPEB costs as well as increased operation and maintenance expenses from the colder weather.

o The Electric Services segment owns and operates generation in the New York City and Long Island load pockets and manages the Long Island Power Authority's transmission and distribution system under long-term contracts. Operating income for the fourth quarter was approximately $78 million, which was $16 million or 27% higher than the same period last year, benefiting from both increased capacity payments at Ravenswood as well as enhanced performance under the LIPA contracts. Operating income of $269 million for the year was 7% lower than last year, due to the cooler summer weather experienced at the Ravenswood generating facility which resulted in lower energy revenues, as well as higher operating costs.

o The Energy Investments segment includes the Company's gas exploration and production operations -- primarily its 55% ownership of The Houston Exploration Company (NYSE: THX) -- as well as pipeline and other investments. This segment realized an 8% increase in operating income for the fourth quarter and 67% for the year, largely due to the increase in gas commodity prices realized in the Company's gas exploration and production operations. The segment reported operating income of $239 million for the year as compared to $143 million in 2002.

o The Energy Services segment reported a loss of $5.4 million for the fourth quarter and a loss of $38 million for the year. The main driver of these results was the Business Solutions division which continues to be impacted by the construction market in the Northeast. The Company believes it has taken a number of steps to improve the results in this segment going forward. Business Solutions finished the year with an awarded backlog of $537 million, approximately in line with last year.

Financial Update

During 2003, the Company continued to move ahead with its commitment to monetize its non-core businesses and strengthen its balance sheet. KeySpan completed the sale of its 24.5% interest in Phoenix Natural Gas in the fourth quarter for $96 million and recorded an after-tax gain of $16 million. This transaction, along with the partial sales of its ownership in The Houston Exploration Company, KeySpan Canada, and the Company's interest in Taylor NGL earlier in the year, yielded approximately $360 million in proceeds and debt reduction. These sales, in addition to the Company's 13.9 million share equity issuance in January which was used to retire high cost debt, further improved the Company's debt to capitalization ratio and strengthened its liquidity position. These activities resulted in an improvement to the Company's debt to total capitalization ratio of approximately 650 basis points, from 64.7% to 58.3%, as calculated under the Company's credit facility. On a GAAP basis, the debt to total capitalization ratio was 62.0% at year-end.

The Company declared a quarterly common stock dividend of $0.445 per share, payable February 1, 2004, to shareholders of record as of January 14, 2004. This is the Company's 23rd consecutive quarter of paying a dividend, and builds upon its long-standing commitment of dividend payments to its shareholders. The $1.78 per share annual dividend, supported by strong cash flows, provides a yield to shareholders of approximately 5%.

2004 Earnings Outlook

KeySpan's 2004 earnings guidance remains at $2.55 to $2.75 per share, as announced in December 2003. The Company's earnings guidance includes earnings from continuing core operations of approximately $2.20 to $2.30 per share, and from exploration and production operations of approximately $0.35 to $0.45 per share. The Company's earnings forecasts may vary significantly during the year due to, among other things, changing energy market conditions and weather. The Company once again reaffirmed its dividend at the current annual rate of $1.78 per share.

"We had a strong finish to 2003, and we are off to a robust start in 2004 as we remain committed to our strategy of growing our core gas and electric businesses by 5% to 6% annually," said Mr. Catell. "In 2003 we executed on our strategy while improving our balance sheet and strengthening our credit position. With the forecasted growth in our core businesses, reduced costs through improved efficiency in our operations, and our enhanced financial position, we expect 2004 to be yet another year of significant growth in shareholder value."

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2003 Year End Earnings Conference Call on:

Thursday, February 5, 2004, at 10:30 AM (EST)

Dial-In Number: 888-552-7850
International Dial Number: (706) 645-9166
Conference ID # 4885686

Replay will begin two hours after completion of the call until 2/10/04 Replay
Number: 800-642-1687
International Replay Number: (706) 645-9291
Access Code: 7293456

Audio webcast available at http://investor.keyspanenergy.com


A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and approximately 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, an integrated engineering, mechanical contracting and facility services company specializing in energy solutions for large commercial and industrial business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KeySpan Corporation
                        Consolidated Statement of Income
               (In Thousands of Dollars, Except Per Share Amounts)
------------------------------------------------------------------------------------------------------------------------------------
                                                               Three Months Ended                           Year Ended
                                                                   December 31,                             December 31,
                                                              2003                2002              2003                   2002
------------------------------------------------------------------------------------------------------------------------------------
Revenues
     Gas Distribution                                     $ 1,190,758        $ 1,084,938        $ 4,161,272             $ 3,163,761
     Electric Services                                        370,439            336,734          1,503,086               1,421,043
     Energy Services                                          146,163            250,786            641,432                 938,761
     Gas Exploration and Production                           127,481            110,680            501,255                 366,903
     Energy Investments                                        27,829             26,866            108,116                  89,650
                                                        ----------------------------------------------------------------------------
Total Revenues                                              1,862,670          1,810,004          6,915,161               5,980,118
                                                        ----------------------------------------------------------------------------
Operating Expenses
     Purchased gas for resale                                 701,521            619,120          2,495,102               1,653,273
     Fuel and purchased power                                  81,986             69,533            414,633                 395,860
     Operations and maintenance                               490,591            573,142          2,005,796               2,111,349
     Depreciation, depletion and amortization                 151,157            133,855            574,074                 514,613
     Operating taxes                                          106,482             99,103            418,236                 381,767
                                                        ----------------------------------------------------------------------------
Total Operating Expenses                                    1,531,737          1,494,753          5,907,841               5,056,862
                                                        ----------------------------------------------------------------------------
Gain on the Sale of long-lived Assets                           1,149              3,336             15,123                   4,730
Income from Equity Investments                                  6,728              4,382             19,214                  14,096
                                                        ----------------------------------------------------------------------------
Operating Income                                              338,810            322,969          1,041,657                 942,082
                                                        ----------------------------------------------------------------------------
Other Income and (Deductions)
     Interest charges                                         (81,192)           (78,906)          (307,694)               (301,504)
    Gain on sale of subsidiary stock                           24,681                  -             13,356                       -
     Cost of debt redemption                                        -                  -            (24,094)                      -
     Minority interest                                        (13,599)            (8,999)           (63,852)                (24,918)
     Other                                                     17,339             11,454             42,119                  25,169
                                                        ----------------------------------------------------------------------------
Total Other Income and (Deductions)                           (52,771)           (76,451)          (340,165)               (301,253)
                                                        ----------------------------------------------------------------------------
Income Taxes
     Current                                                 (198,629)            73,300           (104,355)                (24,212)
     Deferred                                                 310,228             24,640            381,666                 267,691
                                                        ----------------------------------------------------------------------------
Total Income Taxes                                            111,599             97,940            277,311                 243,479
                                                        ----------------------------------------------------------------------------
Earnings from Continuing Operations                           174,440            148,578            424,181                 397,350
                                                        ----------------------------------------------------------------------------
Discontinued Operations
    Income from Operations, net of tax                              -                  -                  -                  (3,356)
    Loss on Disposal , net of tax                                   -                  -                  -                 (16,306)
                                                        ----------------------------------------------------------------------------
Loss from Discontinued Operations                                   -                  -                  -                 (19,662)
                                                        ----------------------------------------------------------------------------
 Cummulative Effect of Change in Accounting Principle,
net of taxes of 32,863                                        (37,625)                 -            (37,451)                      -
                                                        ----------------------------------------------------------------------------

Net Income                                                    136,815            148,578            386,730                 377,688
Preferred stock dividend requirements                           1,461              1,463              5,844                   5,753
                                                        ----------------------------------------------------------------------------
Earnings  for Common Stock                                $   135,354        $   147,115        $   380,886             $   371,935
                                                        ============================================================================
Basic Earnings Per Share From:
  Continuing Operations, less preferred dividends         $      1.08        $      1.03        $      2.64             $      2.77
  Discontinued Operations                                           -                  -                  -                   (0.14)
  Change in Accounting Principle                                (0.23)                 -              (0.23)                      -
                                                        ----------------------------------------------------------------------------
Basic Earnings Per Share                                  $      0.85        $      1.03        $      2.41             $      2.63
                                                        ============================================================================
Diluted Earnings Per Share From:
Continuing Operations, less preferred dividends           $      1.08        $      1.03        $      2.63             $      2.75
Discontinued Operations                                             -                  -                  -                   (0.14)
Change in Accounting Principle                                  (0.23)                 -              (0.23)                      -
                                                        ----------------------------------------------------------------------------
Diluted Earnings Per Share                                $      0.85        $      1.03        $      2.40             $      2.61
                                                        ============================================================================
Average shares Outstanding (000)
        Basic                                                 159,413            142,265            158,256                 141,263
        Diluted                                               160,047            143,232            158,978                 142,300

                               KeySpan Corporation
                               Segment Information
                      Twelve Months Ended December 31, 2003
                            (In Thousands of Dollars)


                                                             Energy Investments
                                                        --------------------------
                                                            Gas                                 Total
                               Gas           Electric    Exploration &    Other      Energy    Operating     Recon-        Total
                             Distribution    Services    Production    Investments  Services   Segments    ciliations  Consolidation
                            --------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues       4,161,272       1,503,086   501,255        108,116      641,432    6,915,161         -     6,915,161
 Intersegment Revenues               -             101         -          5,008        8,158       13,267   (13,267)            -
                            --------------------------------------------------------------------------------------------------------
                             4,161,272       1,503,187   501,255        113,124      649,590    6,928,428   (13,267)    6,915,161
                            --------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas               2,444,485               -         -              -       50,617    2,495,102         -     2,495,102

 Purchased Fuel                      -         371,134         -            442       43,057      414,633         -       414,633

 Operations and Maintenance    659,932         650,649    82,165         68,568      582,754    2,044,068   (38,273)    2,005,796

 Depreciation, Depletion and
  Amortization                 259,934          66,843   204,102         19,046        9,869      559,794    14,280       574,074

 Operating Taxes               237,790         145,584    17,779          2,829        1,359      405,341    12,895       418,236

                            --------------------------------------------------------------------------------------------------------
 Total  Operating Expenses   3,602,141       1,234,210   304,046         90,885      687,656    5,918,938   (11,098)    5,907,841
                            --------------------------------------------------------------------------------------------------------

 Gains on the sale of
  long-lived assets             15,123               -         -              -            -       15,123         -        15,123

 Income From Equity
  Investments                        -               -         -         19,106            -       19,106       108        19,214


                            --------------------------------------------------------------------------------------------------------
 Operating Income              574,254         268,977   197,209         41,345      (38,066)   1,043,718    (2,061)    1,041,657
                            ========================================================================================================

                               KeySpan Corporation
                               Segment Information
                      Twelve Months Ended December 31, 2002
                            (In Thousands of Dollars)


                                                        Energy Investments
                                                       -------------------------
                                                          Gas                                  Total
                                 Gas       Electric   Exploration &    Other      Energy     Operating      Recon-         Total
                            Distribution   Services    Production    Investments  Services   Segments     ciliations   Consolidation
                            --------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues       3,163,761     1,421,043    366,903        89,650     938,761    5,980,118           -       5,980,118
 Intersegment Revenues               -           100          -         1,128           -        1,228      (1,228)              -
                            --------------------------------------------------------------------------------------------------------
                             3,163,761     1,421,143    366,903        90,778     938,761    5,981,346      (1,228)      5,980,118
                            --------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas               1,569,325             -          -             -      83,948    1,653,273           -       1,653,273

 Purchased Fuel                      -       272,873          -           204     122,783      395,860           -         395,860

 Operations and Maintenance    608,266       659,882     69,256        56,957     733,206    2,127,567     (16,218)      2,111,349

 Depreciation, Depletion and
  Amortization                 237,186        61,377    176,925        14,572       9,523      499,583      15,030         514,613

 Operating Taxes               218,753       139,694     10,463         3,051       1,236      373,197       8,569         381,766

                            --------------------------------------------------------------------------------------------------------
 Total  Operating Expenses   2,633,530     1,133,826    256,644        74,784     950,696    5,049,480       7,381       5,056,861
                            --------------------------------------------------------------------------------------------------------

 Gain on the sale of
  long-lived assets                903         1,479          -         2,348           -        4,730           -           4,730

 Income From Equity
  Investments                        -             -          -        13,993           -       13,993         103          14,096

                            --------------------------------------------------------------------------------------------------------
 Operating Income              531,134       288,796    110,259        32,335     (11,935)     950,589      (8,506)        942,083
                            ========================================================================================================

                               KeySpan Corporation
                               Segment Information
                      Three Months Ended December 31, 2003
                            (In Thousands of Dollars)


                                                         Energy Investments
                                                       -------------------------
                                                         Gas                                    Total
                                 Gas        Electric   Exploration &    Other       Energy    Operating     Recon-        Total
                             Distribution   Services   Production     Investments  Services    Segments    ciliations  Consolidation
                             -------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues        1,190,758     370,439     127,481        27,829       146,163    1,862,670         -       1,862,670
 Intersegment Revenues                -          25           -         1,252         3,264        4,541    (4,541)              -
                             -------------------------------------------------------------------------------------------------------
                              1,190,758     370,464     127,481        29,081       149,427    1,867,211    (4,541)      1,862,670
                             -------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  699,753           -           -             -         1,768      701,521         -         701,521

 Purchased Fuel                       -      76,587           -            65         5,334       81,986         -          81,986

 Operations and Maintenance     167,346     161,471      22,823        15,825       144,506      511,971   (21,381)        490,591

 Depreciation, Depletion and
  Amortization                   62,929      17,789      58,543         5,167         2,864      147,292     3,865         151,157

 Operating Taxes                 59,044      37,044       5,639           614           374      102,715     3,767         106,482

                             -------------------------------------------------------------------------------------------------------
 Total  Operating Expenses      989,072     292,891      87,005        21,671       154,846    1,545,485   (13,749)      1,531,737
                             -------------------------------------------------------------------------------------------------------

 Gains on the sale of
  long-lived assets               1,149           -           -             -             -        1,149         -           1,149

 Income From Equity
  Investments                         -           -           -         6,728             -        6,728         -           6,728


                             -------------------------------------------------------------------------------------------------------
 Operating Income               202,835      77,573      40,476        14,138        (5,419)     329,602     9,208         338,810
                             =======================================================================================================


                               KeySpan Corporation
                               Segment Information
                      Three Months Ended December 31, 2002
                            (In Thousands of Dollars)


                                                          Energy Investments
                                                      -------------------------
                                                          Gas                                  Total
                                 Gas       Electric   Exploration &     Other      Energy     Operating      Recon-        Total
                            Distribution   Services    Production    Investments  Services     Segments    ciliations  Consolidation
                            -------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues        1,084,938    336,734       110,680       26,866      250,786    1,810,004         -        1,810,004
 Intersegment Revenues                -         25             -          546            -          571      (571)               -
                            -------------------------------------------------------------------------------------------------------
                              1,084,938    336,759       110,680       27,412      250,786    1,810,575      (571)       1,810,004
                            -------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  592,441          -             -            -       26,679      619,120         -          619,120

 Purchased Fuel                       -     47,037             -          138       22,358       69,533         -           69,533

 Operations and Maintenance     162,936    178,150        27,304       12,282      185,510      566,182     6,960          573,142

 Depreciation, Depletion and
  Amortization                   59,874     17,542        46,159        3,782        2,796      130,153     3,702          133,855

 Operating Taxes                 61,007     34,326         2,591          636          322       98,882       221           99,103

                            -------------------------------------------------------------------------------------------------------
 Total  Operating Expenses      876,258    277,055        76,054       16,838      237,665    1,483,870    10,883        1,494,753
                            -------------------------------------------------------------------------------------------------------

 Gain on the sale of
  long-lived assets                 903      1,479             -          954            -        3,336         -            3,336

 Income From Equity
  Investments                         -          -             -        4,332            -        4,332        50            4,382

                            -------------------------------------------------------------------------------------------------------
 Operating Income               209,583     61,183        34,626       15,860       13,121      334,373   (11,404)         322,969
                            =======================================================================================================




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